UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2026
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Seaport Court, Suite 102
Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

Completion of Milestone 1

On January 16, 2026, Exicure, Inc. (the “Company”) achieved the first contractual milestone under its License and Collaboration Agreement (the “Agreement”) with GPCR Therapeutics Inc. The milestone relates to the completion of the Company’s Phase 2 clinical trial of its novel stem cell mobilizer (NCT05561751), which was achieved through the formal submission of the Clinical Study Report to the U.S. Food and Drug Administration on January 16, 2026. Under the terms of the Agreement, the Company is required to make a milestone payment of $1,000,000 to GPCR Therapeutics Inc. within 30 days of achieving this milestone. The Company intends to make this payment in accordance with the terms of the Agreement.

The Company believes that achieving this milestone reflects continued progress in the development and advancement of the small molecule CXCR4 inhibitor, Burixafor (GPC‑100). In addition, under the terms of the Agreement, completion of this milestone triggers the future sublicensing income‑sharing ratio, reflecting the Company’s increased participation in and commitment to the long‑term success of the program.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2026	EXICURE, INC.
(registrant)

	By:	/s/ Andy Yoo
Andy Yoo
Chief Executive Officer